Exhibit 99.1

AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
KINDER MORGAN ENERGY PARTNERS, L.P.

This Amendment No. 2 to Third Amended and Restated Agreement of Limited Partnership of Kinder Morgan Energy Partners, L.P. (this "Amendment") is made as of the 29th day of April, 2005, by Kinder Morgan G.P., Inc., a Delaware corporation (the "General Partner"), in its individual capacity and as attorney-in-fact for the Limited Partners (as such term is defined in the Partnership Agreement) of Kinder Morgan Energy Partners, L.P. and by Kinder Morgan Management, LLC, as the delegate of the General Partner, in accordance with Article XV of the Partnership Agreement (as such capitalized terms are defined below).

R E C I T A LS

A.

The General Partner is the sole general partner of Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the "Partnership") organized under a Third Amended and Restated Agreement of Limited Partnership dated as of May 18, 2001 (the "Partnership Agreement").

B.

The Partnership entered into a Contribution and Sale Agreement dated February 22, 2005 (the "Contribution Agreement") by and among Trans-Global Solutions, Inc. ("TGS"), a Texas corporation, TGS Deepwater Terminal, L.P., a Texas limited partnership, Stevedore Holdings, Inc., a Texas corporation, Locomotive Leasing Services, Ltd., a Texas limited liability company, Neches River Terminal, Inc., a Delaware corporation, TGS Deepwater Terminal Interests, L.L.C., a Texas limited liability company, the William F. Scott 1991 Trust, a Texas trust, the Richard R. Scott 1991 Trust, a Texas trust, and the Partnership.

C.

The Contribution Agreement provides for, among other things, the contribution of certain bulk handling, storage and terminal assets owned by TGS, in exchange for the issuance by the Partnership to TGS of 957,656 common units representing limited partnership interests of the Partnership.

D.

Pursuant to the Contribution Agreement, the Partnership shall incur debt in an amount equal to $50,852,000 on such terms as may be acceptable to the Partnership (the "KMEP Debt").  The Partnership will use the proceeds of the KMEP Debt to fund a distribution to TGS in the amount of $50,852,000 (the "Special Distribution"), which shall be declared and paid to TGS upon its contribution to the Partnership pursuant to the Contribution Agreement.

E.

To effect the Special Distributions as contemplated by the Contribution Agreement, it is necessary to amend the Partnership Agreement as provided herein.

F.

Section 15.1(d) of the Partnership Agreement provides that the General Partner may amend the Partnership Agreement without the consent of any Limited Partner to reflect a change that, in the sole discretion of the General Partner, does not adversely affect the Limited Partners in any material respect.  In addition, Section 15.1(d) of the Partnership Agreement provides that the General Partner may amend the Partnership Agreement without the consent of any Limited

Partner to reflect a change that is required to effect the intent of the provisions of the Partnership Agreement or is otherwise contemplated by the Partnership Agreement.

G.

The General Partner is authorized to execute and deliver this Amendment on behalf of the Limited Partners pursuant to Sections 15.1 and 1.4 of the Partnership Agreement.

AGREEMENT

NOW, THEREFORE, the Partnership Agreement is hereby amended as follows:

1.

Section 5.9.  A new Section 5.9 is hereby added to the Partnership Agreement, to follow Section 5.8 and to read in full as follows:

"5.9

Special Distributions.  Notwithstanding anything to the contrary set forth in this Agreement, following the contributions to the Partnership by Trans-Global Solutions, Inc, a Texas corporation ("TGS"), of certain bulk handling, storage and terminal assets owned by TGS as contemplated by the Contribution and Sale Agreement dated February 22, 2005 (the “Contribution Agreement”), among TGS, TGS Deepwater Terminal, L.P., a Texas limited partnership, Stevedore Holdings, Inc., a Texas corporation, Locomotive Leasing Services, Ltd., a Texas limited liability company, Neches River Terminal, Inc., a Delaware corporation, TGS Deepwater Terminal Interests, L.L.C., a Texas limited liability company, the William F. Scott 1991 Trust, a Texas trust, the Richard R. Scott 1991 Trust, a Texas trust, and the Partnership, the Partnership shall distribute $50,852,000 in cash to TGS (without a corresponding distribution to the General Partner or the Limited Partners) as provided for in the Contribution Agreement.  Notwithstanding anything to the contrary set forth in this Agreement (including Section 5.1(d)(iii)(A)), neither TGS nor the General Partner shall receive an allocation of income (including gross income) or gain as a result of the distribution provided for in the preceding sentence."

2.

Ratification.  Except as expressly amended hereby, the Partnership Agreement is hereby ratified and confirmed, and shall continue in full force and effect.

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IN WITNESS WHEREOF, Kinder Morgan Management, LLC has executed and delivered this Amendment, in its capacity as the delegate of the General Partner, and the General Partner has executed and delivered this Amendment, in its individual capacity and as attorney-in-fact for the Limited Partners, in accordance with Section 15.1 of the Partnership Agreement, and as of the date first above written.

KINDER MORGAN MANAGEMENT, LLC, as the delegate of the General Partner

By:	/s/ Joseph Listengart

Name:	Joseph Listengart

Title:	Vice President

KINDER MORGAN G.P., INC., as General Partner

By:	/s/ Joseph Listengart

Name:	Joseph Listengart

Title:	Vice President

KINDER MORGAN G.P., INC., as Attorney-in-Fact for the Limited Partners

By:	/s/ Joseph Listengart

Name:	Joseph Listengart

Title:	Vice President